UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 16, 2011 (February 10, 2011)

SL Green Realty Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-13199	13-3956775
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANTS’ TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 10, 2011, SL Green Realty Corp. (the “Company”) filed a Current Report on Form 8-K to report under Item 1.01 thereof that it had entered into the Sales Agreements (as defined herein) for the purpose of establishing an “at the market” equity offering program.  The purpose of this Form 8-K/A is to file the Sales Agreements as Exhibit 1.1 and 1.2 to this amended Current Report and incorporate them by reference herein.

Item 1.01.  Entry into a Material Definitive Agreement.

On February 10, 2011, the Company and SL Green Operating Partnership, L.P., the Company’s operating partnership, entered into ATM Equity Offering Sales Agreements (the “Sales Agreements”) with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, to sell shares (the “Shares”) of the Company’s common stock, par value $.01 per share, having aggregate sales proceeds of $250,000,000, from time to time, through an “at the market” equity offering program under which Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated will act as sales agents (the “Sales Agents”).

The sales, if any, of the Shares made under each of the Sales Agreements will be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange, the existing trading market for the Shares, or sales made to or through a market maker or through an electronic communications network.  Under the terms of the Sales Agreements, the Company may also sell Shares to the Sales Agents as principals for their own accounts at prices agreed upon at the time of sale. If the Company sells Shares to either of the Sales Agents as principals, it will enter into a separate terms agreement with such Sales Agent. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Sales Agreements provide that each Sales Agent will be entitled to compensation for its services that will not exceed, but may be lower than, 2.0% of the gross sales price per share of all Shares sold through it as Sales Agent under the applicable Sales Agreement.  The Company has no obligation to sell any of the Shares under the Sales Agreements, and may at any time suspend solicitation and offers under the Sales Agreements.

The Securities will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-163914). The Company filed a prospectus supplement (the “Prospectus Supplement”), dated February 10, 2011, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Sales Agents and their affiliates have provided in the past to the Company and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.  Certain affiliates of the Sales Agents are lenders and/or agents under the Company’s senior unsecured revolving credit facility. To the extent that the Company uses a portion of the net proceeds of this offering to repay borrowings outstanding under its unsecured revolving credit facility, those affiliates will receive their proportionate share of any amount of the revolving credit facility that is repaid with the net proceeds from this offering.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the Sales Agreements are attached as Exhibits 1.1 and 1.2 to this amended Current Report on Form 8-K/A, and are incorporated by reference herein.

Also previously filed as Exhibit 5.1 to this Form 8-K, and incorporated by reference to the Prospectus Supplement, is the opinion of Ballard Spahr LLP relating to the legality of the Shares.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

1.1           ATM Equity Offering Sales Agreement, dated February 10, 2011, among SL Green Realty Corp., SL Green Operating Partnership, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

1.2           ATM Equity Offering Sales Agreement, dated February 10, 2011, among SL Green Realty Corp., SL Green Operating Partnership, L.P. and Morgan Stanley & Co. Incorporated.

5.1           Opinion of Ballard Spahr LLP.*

23.1         Consent of Ballard Spahr LLP (included as part of Exhibit 5.1).*

* Previously filed with the Company’s Current Report on Form 8-K, dated February 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ James Mead
James Mead
Chief Financial Officer

Date: February 16, 2011